As filed with the Securities and Exchange Commission on August 28, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CORAUTUS GENETICS INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0687976
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6555 Nancy Ridge Drive, San Diego, California 92121

(Address of principal executive offices, including zip code)

Corautus Genetics Inc. 2002 Stock Plan

Employee Stock Purchase Plan

(Full title of the plans)

Richard E. Otto

Corautus Genetics Inc.

6555 Nancy Ridge Drive

San Diego, California 92121

(Name and address of agent of service)

(858) 678-0000

(Telephone number, including area code, of agent for service)

Copy to:

Andrew J. Surdykowski, Esq.

McKenna Long & Aldridge LLP

303 Peachtree Street, N.E.

Suite 5300

Atlanta, Georgia 30308

(404) 527-4000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (1)

2002 Stock Plan, Common Stock, $0.001 par value per share	2,680,876 shares (2)

Employee Stock Purchase Plan	142,857 shares

TOTAL:	2,823,733 shares	$5.815	$16,420,007	$1328.38

(1)	The offering price of the shares that may be acquired pursuant to the Corautus Genetics Inc. 2002 Stock Plan and the Employee Stock Purchase Plan are not presently determinable. The offering price for such shares is estimated pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is based upon the average of the high and low prices of Corautus’ common stock on August 25, 2003 as quoted on the American Stock Exchange. An undetermined number of additional shares may be issued, or the shares registered hereunder may be combined into an undetermined lesser number of shares, as a result of events such as stock splits, stock dividends or similar transactions pursuant to the terms of the Corautus Genetics Inc. 2002 Stock Plan and the Employee Stock Purchase Plan.
(2)	Includes 2,109,448 shares reserved under 2002 Stock Plan (including 52,153 shares remaining under 1995 Director Plan, 255,768 shares remaining under 1995 Stock Plan, and 372,956 shares remaining under 1999 Stock Plan, all of which have been assumed under the 2002 Stock Plan) and 571,428 shares to cover the estimated number of shares pursuant to an evergreen provision under the 2002 Stock Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of the instructions to the registration statement on Form S-8 will be sent or given to participants in the Corautus Genetics Inc. 2002 Stock Plan and the Employee Stock Purchase Plan as required by Rule 428(b)(1) of the rules promulgated under the Securities Act. These documents are not being filed with the Securities and Exchange Commission (the “Commission”) as a part of this registration statement in accordance with Rule 428(b) and the Note to Part I of Form S-8. These documents are incorporated by reference in the Section 10(a) prospectus.

2

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The Commission allows Corautus to “incorporate by reference” the information Corautus files with the Commission, which means that Corautus can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this registration statement, and later information that Corautus files with the Commission will automatically update and supersede this information. Corautus incorporates by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until Corautus files a post-effective amendment that indicates all securities offered in this registration statement have been sold or that de-registers all securities then remaining unsold.

Corautus has filed the following documents with the Commission that are incorporated by reference as of their respective dates:

(1) Corautus’ Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

(2) Corautus’ Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2003 and June 30, 2003;

(3) Current Reports on Form 8-K dated February 7, 2003, April 4, 2003, and July 30, 2003 (as to Item 5 Form 8-K only); and

(4) The description of Corautus’ common stock as contained in Corautus’ Registration Statement on Form 8-A as filed with the Commission on April 17, 2000, including all amendments or reports filed for the purpose of updating such description.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

We are empowered by the laws of the state of Delaware, subject to the procedures and limitations therein, to indemnify any person against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of Corautus. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by law, agreement, vote of stockholders or disinterested directors, or otherwise. Our Amended and Restated Bylaws provide for indemnification for our directors and officers to the fullest extent permitted by Delaware law. We have entered into indemnity agreements with our officers and directors providing, in each case, for the indemnification by Corautus of such individuals for all losses and related expenses (subject to certain limitations) incurred by them arising out of the discharge of their respective duties as directors and/or officers of Corautus.

The foregoing statements are subject to the detailed provisions of Delaware law, our Restated Certificate of Incorporation and our Amended and Restated Bylaws.

Pursuant to Delaware law, Article VII of our Restated Certificate of Incorporation provides that no director of Corautus shall be personally liable to Corautus or its stockholders for monetary damages for any breach of his or her fiduciary duty as a director; provided, however, that such clause shall not apply to any liability of a director (1) for any breach of his or her duty of loyalty to Corautus or its stockholders, (2) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law, (3) in connection with the unlawful payment of dividends or an unlawful stock purchase or redemption under Delaware Law, or (4) for any transaction from which the director derived an improper personal benefit.

3

We intend to purchase and maintain insurance on behalf of our officers and directors against liability asserted against or incurred by these persons in their capacity as an officer or director, or arising out of their status as an officer or director, regardless of whether we would have the power to indemnify or advance expenses to these persons against these liabilities under our Certification of Incorporation, Bylaws or Delaware law.

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1	Restated Certificate of Incorporation (incorporated by reference to the Company’s Registration Statement on Form 10-SB filed February 9, 1996)

4.2	Certificate of Amendment to the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-KSB filed March 30, 2000)

4.3	Certificate of Amendment to the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 of the Company’s Annual Report on Form 10-K filed March 28, 2003)

4.4	Certificate of Amendment to the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.4 of the Company’s Annual Report on Form 10-K filed March 28, 2003)

4.5	Certificate of Amendment to the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.5 the Company’s Annual Report on Form 10-K filed March 28, 2003)

4.6	Amended and Restated Certificate of Designation of Preferences and Rights of Series C Preferred Stock (incorporated by reference to Annex H of the Company’s Registration Statement on Form S-4/A filed December 19, 2002)

4.7	Certificate of Designation of Preferences and Rights of Series D Preferred Stock (incorporated by reference to Exhibit 4.1 of the Company’s Quarterly Report on Form 10-Q filed August 14, 2003)

4.8	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.9 of the Company’s Registration Statement on Form S-4 filed December 3, 2002)

4.9	First Amendment to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.10 of the Company’s Annual Report on Form 10-K filed March 28, 2003)

4.10	Corautus Genetics Inc. 2002 Stock Plan

4.11	Employee Stock Purchase Plan

5.1	Opinion of McKenna Long & Aldridge LLP

23.1	Consent of Ernst & Young LLP, Independent Auditors

23.2	Consent of McKenna Long & Aldridge LLP (included in Exhibit 5.1 above)

24.1	Powers of Attorney (see signature page to this registration statement)

4

ITEM 9.	UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 28, 2003.

CORAUTUS GENETICS INC. (Registrant)

By:	/s/ ROBERT T. ATWOOD
Robert T. Atwood
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert T. Atwood and Richard E. Otto, and each of them, as his true and lawful attorneys-in-fact, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including any post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents (or any of them), or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities indicated as of August 28, 2003, have signed this registration statement.

Signatures	Title

/s/ PAUL D. QUADROS Paul D. Quadros	Chairman of the Board

/s/ RICHARD E. OTTO Richard E. Otto	President and Chief Executive Officer Director

/s/ ERIC N. FALKENBERG Eric N. Falkenberg	Director

/s/ JOHN R. LARSON John R. Larson	Director

/s/ VICTOR SCHMITT Victor Schmitt	Director

/s/ DANIEL PHARAND Daniel Pharand	Director

/s/ IVOR ROYSTON Ivor Royston	Director

/s/ JAMES GILSTRAP James Gilstrap	Director

/s/ CARIN D. SANDVIK Carin D. Sandvik	Vice President, Finance and Administration Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Restated Certificate of Incorporation (incorporated by reference to the Company’s Registration Statement on Form 10-SB filed February 9, 1996)

4.2	Certificate of Amendment to the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-KSB filed March 30, 2000)

4.3	Certificate of Amendment to the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 of the Company’s Annual Report on Form 10-K filed March 28, 2003)

4.4	Certificate of Amendment to the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.4 of the Company’s Annual Report on Form 10-K filed March 28, 2003)

4.5	Certificate of Amendment to the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.5 the Company’s Annual Report on Form 10-K filed March 28, 2003)

4.6	Amended and Restated Certificate of Designation of Preferences and Rights of Series C Preferred Stock (incorporated by reference to Annex H of the Company’s Registration Statement on Form S-4/A filed December 19, 2002)

4.7	Certificate of Designation of Preferences and Rights of Series D Preferred Stock (incorporated by reference to Exhibit 4.1 of the Company’s Quarterly Report on Form 10-Q filed August 14, 2003)

4.8	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.9 of the Company’s Registration Statement on Form S-4 filed December 3, 2002)

4.9	First Amendment to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.10 of the Company’s Annual Report on Form 10-K filed March 28, 2003)

4.10	Corautus Genetics Inc. 2002 Stock Plan

4.11	Employee Stock Purchase Plan

5.1	Opinion of McKenna Long & Aldridge LLP

23.1	Consent of Ernst & Young LLP, Independent Auditors

23.2	Consent of McKenna Long & Aldridge LLP (included in Exhibit 5.1 above)

24.1	Powers of Attorney (see signature page to this registration statement)